Exhibit 16.1                                Letter from Williams & Webster, P.S.  pursuant to Item 304 (a)(3) of Regulation S-K

Williams & Webster, P.S.
Certified Public Accountant & Business Consultants
Bank of America Financial Center
601 W. Riverside, Suite 1940
Spokane, WA 99201

June 18, 2008

United States Securities & Exchange Commission
100 F Street, NE
Washington, D.C.20549

Ladies & Gentlemen:

We have read the disclosures on the amended Form 8K report dated June 18, 2008 and we are in agreement with the statements contained therein, as they pertain to our engagement and subsequent termination.

Very truly yours,

/s/ Williams & Webster, P.S.